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                                                                   EXHIBIT 99.1

(NATIONAL WATERWORKS LOGO)                      NEWS RELEASE

NATIONAL WATERWORKS, INC. REPORTS FIRST QUARTER RESULTS

Waco, Texas -- (BUSINESS WIRE) -- May 3, 2004 -- National Waterworks, Inc.; NATLWW, a leading distributor of water and wastewater transmission products in the United States, today announced results for the first quarter ended March 26, 2004.

Net sales for the three months ended March 26, 2004 increased $9.7 million, or 3.6%, to $279.5 million from $269.8 million for the three months ended March 28, 2003. The increase reflects the pass through of price increases in all major product lines except meters, partially offset by the impact of two fewer shipping days.

Net income for the three months ended March 26, 2004 was $5.7 million compared to $2.7 million for the three months ended March 28, 2003. The 2003 period includes the final $4.0 million impact (recognized in cost of goods sold) of the inventory revaluation adjustment related to the November 2002 acquisition of U.S. Filter Distribution Group, Inc., offset by the $1.0 million reduction in cost of goods from the adoption of EITF-02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor. Interest expense, net decreased $1.3 million as a result of the August 2003 refinancing of the term loan under our senior credit facility and selling, general and administrative expenses declined $0.6 million as the 2003 period included higher training costs and acquisition related transition expenses. Income tax expense increased $2.1 million as a result of higher pretax earnings.

Our EBITDA (earnings before net interest, taxes, depreciation and amortization) for the three months ended March 26, 2004 was $18.4 million compared to $14.7 million for the three months ended March 28, 2003. Adjusted EBITDA was 18.4 million in the 2004 period, compared to $18.7 million in the 2003 period. Adjusted EBITDA for 2003 does not give effect to the $4.0 million increase in cost of goods sold resulting from the inventory revaluation adjustment discussed above. A reconciliation of EBITDA and Adjusted EBITDA to net income determined in accordance with GAAP is set forth in a table at the end of this press release

Cash and cash equivalents were $37.8 million at March 26, 2004. Total debt at March 26, 2004 was unchanged from December 31, 2003 at $440.0 million, as the first quarter did not reflect the quarterly principal payment made on March 31, 2004 pursuant to the credit agreement. The revolving credit facility remained undrawn.

President and Chief Executive Officer, Harry K. Hornish, Jr., commented, "In addition to rising PVC pipe prices, our industry has been faced with a series of unprecedented product price increases this year in response to rising scrap iron prices and transportation costs. First quarter results do not reflect the full impact of these increases as they were implemented at various points throughout the quarter. We are pleased with our results for the first quarter and the outlook for the balance of 2004 is positive."

National Waterworks will host a conference call to discuss first quarter earnings at 10:00 a.m. ET on Tuesday, May 4, 2004. To access the call, you can dial 1-888-244-0461 and reference conference name: National Waterworks, Inc. and leader name: Mechelle Slaughter. A replay of the call will be available until May 11, 2004 by dialing 1-800-642-1687 and referencing ID# 6914412.

About National Waterworks, Inc.

National Waterworks, Inc. distributes a full line of products including pipe, fittings, valves, meters, service and repair products, fire hydrants and other components that are used to transport clean water and wastewater between reservoirs and treatment plants and residential and commercial locations. Our products
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are integral to building, repairing and maintaining water and wastewater (sewer)
systems and serve as part of the basic municipal infrastructure. Through our network of 133 branches in 36 states, we sell directly to municipalities and to contractors who serve municipalities and also perform residential, commercial and industrial waterworks projects.

This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important risks, uncertainties and other factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are national, regional and local general economic and business conditions; trends in the water and wastewater transmission products industry and trends in the construction industry; changes in municipal funding and spending levels; our high level of indebtedness and the restrictions imposed by the terms of our indebtedness; our ability to generate cash to service our debts; failure to successfully implement, or changes in, our business strategy and the risk that our business strategy may not be successful in improving our operating results; competition and the development of alternatives to water and wastewater transmission products distributors in the supply chain; the loss of one or more of the Company's major suppliers or a reduction in supplier participation in our preferred vendor program; changes in the cost of polyvinyl chloride ("PVC") pipe or reductions in PVC pipe and other product availability; the risk that our quarterly operating results are subject to substantial seasonal fluctuations; the availability of qualified branch managers and sales personnel and the loss of members of our senior management team; disruptions in our IT systems which manage numerous aspects of our business and customer and supplier relationships; and changes in, or the failure or inability to comply with environmental and safety regulations and increased costs of such regulations; as well as the other risk factors affecting the Company detailed in the Company's annual report on Form 10-K for the year ended December 31, 2003.
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                            NATIONAL WATERWORKS, INC.
                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                    March 26,
                                                      2004     December 31,
                                                  (unaudited)      2003
                                                  -----------  ------------
Assets
Current assets:

         Cash and cash equivalents                  $ 37,798     $ 18,702
         Trade accounts receivable, net              202,416      188,476
         Inventories                                 117,694       90,739
         Other current assets                          2,137        2,689
                                                    --------     --------
                Total current assets                 360,045      300,606
Property and equipment, net                           20,194       20,523
Goodwill                                             457,221      456,080
Deferred financing fees, net                          23,247       24,141
Other assets                                           2,168        1,607
                                                    --------     --------
                                                    $862,875     $802,957
                                                    ========     ========

Liabilities and Stockholder's Equity
Current liabilities:

         Trade accounts payable                     $179,368     $115,038
         Current installments of long-term debt       15,000       15,000
         Accrued compensation and benefits            13,508       27,036
         Other accrued expenses                       15,349        9,677
                                                    --------     --------
                Total current liabilities            223,225      166,751
Long-term debt, excluding current installments       425,000      425,000
Deferred income taxes                                 13,354       10,059
Other long term liabilities                            2,244        1,674
                                                    --------     --------
                Total liabilities                    663,823      603,484
Commitments and Contingencies
Stockholder's Equity:
Common stock, par value $.01 per share; 100
  shares authorized, issued and outstanding               --           --
Additional paid-in capital                           199,052      199,473
Retained earnings (accumulated deficit)                   --           --
                                                    --------     --------
                Total stockholder's equity           199,052      199,473
                                                    --------     --------
                                                    $862,875     $802,957
                                                    ========     ========

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                            NATIONAL WATERWORKS, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)

                                           Three Months Ended   Three Months Ended
                                                 March 26,          March 28,
                                                    2004               2003
                                                    ----               ----
Net sales                                        $ 279,524          $ 269,779

Cost of goods sold                                 223,074            216,312
                                                 ---------          ---------

        Gross profit                                56,450             53,467
Operating expenses:

  Selling, general and administrative
     Income before depreciation and
       amortization                                 38,075             38,696
                                                 ---------          ---------
                                                    18,375             14,771

Depreciation and amortization                          557                725
                                                 ---------          ---------
     Operating income                               17,818             14,046
Other income (expense):

     Interest expense, net                          (8,249)            (9,471)

     Other                                              63                (45)
                                                 ---------          ---------
        Income before income taxes                   9,632              4,530

Income tax expense                                   3,939              1,812
                                                 ---------          ---------
        Net income                               $   5,693          $   2,718
                                                 =========          =========

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                            NATIONAL WATERWORKS, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (in thousands)

                                                        Three Months Ended  Three Months Ended
                                                              March 26,         March 28,
                                                                2004              2003
                                                                ----              ----
Cash flows from operating activities:

     Net income                                               $  5,693          $  2,718
     Adjustments to reconcile net income
          to net cash provided by (used in) operating
          activities:

        Deferred income taxes                                    3,294             1,811

        Amortization of deferred financing fees                    894               401

        Depreciation and amortization                              557               725

        Loss (gain) on disposal of equipment                       (87)               26

        Provision for doubtful accounts                            236               193
     Changes in operating assets and liabilities, net
          of businesses acquired:

        Trade accounts receivable                              (13,060)           (5,176)

        Inventories                                            (26,056)          (18,694)

        Other current assets                                       552               774

        Other assets                                              (563)             (782)

        Trade accounts payable                                  63,109            20,691

        Accrued compensation and benefits                      (13,527)           (9,487)

        Other accrued expenses                                   5,672             5,292

        Other long term liabilities                                570               955
                                                              --------          --------
           Net cash provided by (used in)
                operating activities                            27,284              (553)
                                                              --------          --------
Cash flows from investing activities:

     Capital expenditures                                         (239)             (301)

     Additional NWW acquisition costs                               --            (3,179)

     Business acquisitions                                      (1,992)               --

     Proceeds from sales of property and equipment                 157                63
                                                              --------          --------
           Net cash used in investing activities                (2,074)           (3,417)
                                                              --------          --------
Cash flows from financing activities:

     Equity investment by Holdings                                  --             1,000

     Dividend distribution                                      (6,114)               --

     Financing fees                                                 --              (407)
                                                              --------          --------
           Net cash provided by (used in) financing
           activities                                           (6,114)              593
                                                              --------          --------
           Net increase (decrease) in cash and cash
           equivalents                                          19,096            (3,377)

Cash and cash equivalents at beginning of period                18,702            39,888
                                                              --------          --------
Cash and cash equivalents at end of period                    $ 37,798          $ 36,511
                                                              ========          ========

Cash paid for interest                                               1             4,148
                                                              ========          ========
Cash paid for income taxes                                       3,125               118
                                                              ========          ========

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                            NATIONAL WATERWORKS, INC.
     RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME (UNAUDITED)
                                 (in thousands)

                                                     Three Months Ended
                                                -------------------------------
                                                March 26, 2004   March 28, 2003

Net Income (loss)                                   $ 5,693         $ 2,718
Add:
   Interest expense, net                              8,249           9,471
   Income tax expense                                 3,939           1,812
   Depreciation and Amortization                        557             725
                                                    -------         -------
EBITDA (1)                                           18,438          14,726
   Effect of SFAS 141-inventory revaluation
      adjustment on cost of goods sold                   --           4,000
                                                    -------         -------
Adjusted EBITDA                                     $18,438         $18,726
                                                    =======         =======

EBITDA represents income before interest expense, net; income taxes; depreciation and amortization. Adjusted EBITDA is defined as EBITDA without giving effect to the increase in cost of goods sold resulting from the purchase accounting inventory revaluation adjustment referred to above, a non-cash expense. EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of the performance of companies in our industry. In addition, EBITDA and Adjusted EBITDA are presented because we believe they enhance an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. Our management also focuses on these measures, and discusses them with our Board of Directors, to assess our liquidity and debt payment ability and because they are used in meeting various covenants under our senior credit facility and the indenture governing our senior subordinated notes. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles, known as GAAP, and should not be construed as an indicator of a company's performance or liquidity or in isolation from or as a substitute for net income, cash flow from operations or any other cash flow data prepared in accordance with generally accepted accounting principles.

1 2003 includes an approximate $1.0 million benefit from the adoption of EITF Issue 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor.

Source:  National Waterworks, Inc.

Contact: National Waterworks, Inc.
         Thomasville, GA
         Judy Barrow, 229-227-8611
         judy.barrow@natlww.com